POWER OF ATTORNEY
     Know all by these presents, that the undersigned
hereby constitutes and appoints each of Mary Lourdes
Gibbons and Lawrence E. McAlee, or either of them signing
singly, and with full power of substitution, the
undersigned's true and lawful attorney-in-fact to:
    (1)   prepare, execute in the undersigned's name and on
the undersigned's behalf, and submit to the U.S. Securities
and Exchange Commission (the "SEC") a Form ID, including
amendments thereto, and any other documents necessary or
appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of
reports required by Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Act") or any rule or
regulation of the SEC;
    (2)   execute for and on behalf of the undersigned, in
the undersigned's capacity as a shareholder, an officer
and/or director of Essent Group Ltd. (the "Company"), Forms
3, 4, and 5 in accordance with Section 16(a) of the Act and
the rules thereunder, and any other forms or reports the
undersigned may be required to file in connection with the
undersigned's ownership, acquisition, or disposition of
securities of the Company;
    (3)    do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5,
complete and execute any amendment or amendments thereto,
or other form or report, and timely file such form or
report with the SEC and any stock exchange or similar
authority; and
    (4)   take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it
being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.
    The undersigned hereby grants to each such attorney-in-
fact full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary, or
proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-fact, or
such attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein granted. The
undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming,
any of the undersigned's responsibilities to comply with
Section 16 of the Act.
    This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's
holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-
fact.
    IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 6th day of
December, 2013.
/s/  Douglas J. Pauls
Signature
Douglas J. Pauls
Print Name


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